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                                                                   EXHIBIT 10.50

                           EXECUTIVE LEASING AGREEMENT
                             (Mr. Thomas M. Morgan)

         THIS EXECUTIVE LEASING AGREEMENT (the "Leasing Agreement") is made by and between Harrah's Operating Company, Inc., a corporation organized and existing under the laws of the State of Delaware ("HOC"), and Jazz Casino Company, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana ("JCC").

         Section 1. Effective Date and Term. The term of this Leasing Agreement shall commence as of January 1, 1999, and end as of January 3, 2000, unless earlier terminated by either party hereto with 30 days prior written notice made in accordance with Section 16 of this Leasing Agreement.

         Section 2. Leased Executive. HOC and JCC agree that during the term of this Agreement, Thomas M. Morgan (the "Leased Executive"), an employee of HOC, shall perform such tasks and duties for the benefit of JCC as may be identified from time to time by the President of JCC. The parties further agree that during the term of this Agreement, the Leased Executive shall devote his full time and attention to the performance of such tasks and duties.

         The parties agree that if the employment of the Leased Executive with HOC is terminated (whether voluntarily or involuntarily), HOC shall use its best efforts to replace the executive with an executive who is acceptable to JCC, but only for the remaining term of this Leasing Agreement, and it is understood and agreed that HOC shall have no liability to JCC on account of such termination.

         Section 3. Performance of Services. The parties agree that the services provided by the Leased Executive for the benefit of JCC hereunder shall be substantially performed from the business premises of JCC in New Orleans and, in connection therewith, JCC agrees to provide such office space, administrative and secretarial support, equipment and supplies as the Leased Executive may reasonably require to perform such duties.

         Section 4. Reimbursement of Expenses. Pursuant to the terms of a separate agreement with the Leased Executive, JCC shall directly reimburse to the Leased Executive reasonable expenses associated with the performance of his duties hereunder, including travel expenses, meals, lodging and transportation while in the New Orleans area. The Leased Executive shall provide such documentation to JCC as JCC may reasonably request to substantiate such expenses. JCC shall indemnify and hold harmless HOC for the payment of such expenses.

         Section 5. Status of Leased Executive. HOC and JCC acknowledge that the Leased Executive is and shall remain an employee of HOC. HOC is and shall remain solely responsible for all matters related to: (a) the payment of compensation,
(b) the payment, withholding and remittance of all applicable Federal and state income and employment taxes, (c) the provision of


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workers' compensation insurance, and (d) the provision of additional fringe benefits, each with respect to the Leased Executive. HOC agrees to indemnify and hold harmless JCC from any penalty, tax, liability or other damage arising from HOC's failure to perform the obligations set forth in this Section 5.

         Section 6. Remuneration of Leased Executive. HOC shall pay such amounts and provide such benefits to the Leased Executive as may be agreed upon by HOC and the Leased Executive, from time to time. Such compensation and benefits may include coverage under the benefit plans, policies and programs regularly maintained by HOC for the benefit of its employees and similarly situated executives. Such compensation and benefits shall be paid at such times and in such manner as may be agreed upon by HOC and the Leased Executive.

         The parties hereto intend that any service rendered by the Leased Executive for the benefit of JCC, including any compensation paid to the Leased Executive by HOC with respect thereto, shall be treated as service with HOC for purposes of coverage under or the determination of any benefit payable from any employee benefit plan, policy or program maintained by HOC, including, without limitation, any such qualified employee benefit plan. HOC agrees to use its best efforts to ensure that such service and compensation is properly credited in accordance with the provisions of this Section 6.

         Section 7. Administration, Training and Discipline of Executive. During the term of this Agreement, HOC shall remain responsible for the training, evaluation, discipline and termination of the Leased Executive. Notwithstanding the foregoing, JCC, through its President, shall be entitled to supervise and direct the Leased Executive as to the performance of those duties and responsibilities that are agreed upon by the Leased Executive, JCC and/or HOC from time to time.

         Section 8. Payment by JCC. During the term of this Leasing Agreement, JCC shall reimburse to HOC the amounts actually paid to Leased Executive by HOC, representing monthly payments of the Leased Executive's base salary and benefits in effect, from time to time, during the term of this Agreement and with respect to which months the Leased Executive performs services hereunder.

         Unless this Leasing Agreement is amended in accordance with the provisions of Section 19 hereof, JCC shall not be responsible for payments in excess of the foregoing amounts.

         Section 9. Status as an Employer. The parties acknowledge that the services provided by the Leased Executive hereunder (whether characterized as a direct, borrowed, special or statutory employee) are an integral part of and are essential to the business and operations of JCC. JCC and HOC agree that notwithstanding any characterization of JCC as the special, principal or statutory employer of such executive under applicable law, HOC shall remain primarily responsible for the payment of applicable worker's compensation benefits to such Leased Executive, shall not be entitled to seek contribution for any such payment from JCC, and HOC shall indemnify and hold harmless JCC for any and all workers' compensation payments made by JCC to such executive.

         During the term of this Leasing Agreement, HOC shall procure and maintain worker's compensation insurance with respect to the Leased Executive in form and substance satisfactory to JCC.


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         Section 10. Indemnification reimbursement. JCC acknowledges that the
Leased Executive is a party to the Indemnification Agreement, effective February 22, 1996, between Harrah's Entertainment, Inc. and the Leased Executive, a copy of which is attached hereto as Exhibit "A" (the "Indemnification Agreement"), which provides for, under certain circumstances, the indemnification of the Leased Executive. JCC agrees that should the Leased Executive become entitled to any indemnity payment or Expense Advance as a result of an Indemnifiable Event, as such terms are defined in or contemplated by the Indemnity Agreement, occurring while the Leased Executive is performing tasks or duties for the benefit of JCC under Section 2 hereof, JCC will reimburse the party making such payment to, or on behalf of the Leased Executive; provided, however, that in any such event, legal counsel appointed to represent the interests of the Leased Executive shall be selected by the mutual agreement of JCC and HOC after obtaining the views of Thomas M. Morgan with respect to the said counsel.

         Section 11. Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver. Waiver of any one breach shall not be deemed to be waiver of any other breach of the same or any other provision hereof.

         Section 12. Employment Rights. This Leasing Agreement is solely for the benefit of HOC and JCC and is not intended to constitute or create or vary any contract or arrangement as between the Leased Executive and JCC, or to modify the existing employment relationship as between HOC and the Leased Executive.

         Section 13. Governing Law. The validity of this Leasing Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with federal laws and regulations and the internal laws of the State of Louisiana applicable to contracts made and to be performed wholly within such state.

         Section 14. Counterparts. This Leasing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         Section 15. Headings. The headings of sections and subsections hereof are included solely for the convenience of reference and shall not control the meaning or interpretation of any of the provisions of the Leasing Agreement.

         Section 16. Assignment. This Leasing Agreement and all obligations of JCC and HOC hereunder shall be binding on such parties and on any successor thereto. This Leasing Agreement may not be assigned, in whole or in part, by JCC or HOC, as the case may be, without the express written consent of the other party; provided, however, that either party may assign this Leasing Agreement, without consent, to any affiliate or successor, if such assignment is part of a reorganization whereby substantially all of the party's business or operations, or in the case of HOC, the unit or component of HOC's business or operations to which the Leased Executive has heretofore been assigned, is transferred to such affiliate or successor.

         Section 17. Notices. All notices, requests, demands and other communications provided for by this Leasing Agreement shall be in writing and may be delivered in person, delivered


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by overnight courier, transmitted by telecopier with transmission confirmed or mailed by United States mail, postage prepaid, addressed as follows:

                  If to HOC:      Harrah's Operating Company, Inc.
                                  5100 West Sarah Boulevard Suite 200
                                  Las Vegas, Nevada 89146
                                  Attn: Stephen H. Brammell
                                  Fax: (702) 579-2671

                  If to JCC:      Jazz Casino Company, L.L.C.
                                  512 South Peters St.
                                  New Orleans, Louisiana 70130
                                  Attn: Mr. Frederick Burford
                                  Fax:  504-533-6185

Notices hereunder shall be deemed given upon receipt.

         Section 18. Integration and Amendment. The terms of this Leasing Agreement supersede any prior agreement or understanding, whether written or oral, relating to such subject matter hereof. No modification or amendment to this Leasing Agreement shall be effective or binding unless in writing, specifying such modification or amendment, executed by both parties hereto.

         Section 19. Insurance; Liability. HOC shall have no liability for the negligence, error or nonperformance of the Leased Executive with respect to the services described herein. During the term of this Leasing Agreement, JCC agrees to procure and maintain an employer's liability policy in form and amount satisfactory to HOC, which shall include coverage against any claim arising out of or attributable to any error, act or omission or negligent or fraudulent act by the Leased Executive while performing services to or for the benefit of JCC in accordance with the terms of this Leasing Agreement. Such policy shall contain a specific endorsement naming HOC as an additional insured for the purposes of this Leasing Agreement and all deductibles, shall be assumed by, for the account of, and at JCC's own expense and risk.

         Section 20. Amendment. This Leasing Agreement, including any exhibits hereto, may be amended by written act executed by the parties hereto.

         THIS EXECUTIVE LEASING AGREEMENT was duly executed by the parties hereto in multiple counterparts, each of which shall be deemed an original, to be effective as of the date designated in Section 1 hereof.

Harrah's Operating Company, Inc.             Jazz Casino Company, L.L.C.


By:      /s/ Colin V. Reed                   By: /s/ Frederick W. Burford
    -----------------------------------          -------------------------------
Name:    Colin V. Reed                           Frederick W. Burford
      ---------------------------------          President
Title:   Executive Vice President
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Date:                                            Date:
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